Exhibit 99.1

AÉROPOSTALE, INC. ANNOUNCES ADDITION OF KENT A. KLEEBERGER
TO ITS BOARD OF DIRECTORS

New York, New York - August 13, 2015 - Aéropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of casual and active apparel for young women and men, today announced that Kent A. Kleeberger has been appointed to serve as a director on the Company’s Board of Directors. Mr. Kleeberger was designated to serve as a director by Sycamore Partners Management LLC, which holds designation rights associated with Aéropostale’s May 2014 strategic partnership and financing transaction with Sycamore Partners.

Mr. Kleeberger joins the Aéropostale board with more than 27 years of retail, operational and financial experience. Mr. Kleeberger served as Executive Vice President and Chief Operating Officer of Chico’s FAS Inc. from February 2011 to March 2015, after serving as Executive Vice President, Chief Financial Officer and Treasurer of the retailer from November 2007 to January 2011. Prior to that, Mr. Kleeberger served as Senior Vice President and Chief Financial Officer of Dollar Tree Stores, Inc. from July 2004 to October 2007. Additionally, Mr. Kleeberger held a number of positions at Tween Brands, Inc. (formerly Too, Inc.) from April 1998 to June 2004, including Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer, and board member through February 2004. Prior to his retail career, Mr. Kleeberger was a Certified Public Accountant with KPMG for 13 years. Mr. Kleeberger is also a member of the board of directors of Shoe Carnival, Inc., where he serves on the compensation and nominating and corporate governance committees and as chairman of the audit committee.

Karin Hirtler-Garvey, Chairperson of Aéropostale, Inc., commented, “With more than 27 years of experience at several well known retailers, Kent brings a strong combination of retail, operational and financial acumen to our Board. We welcome Kent to Aéropostale and look forward to the valuable insights he will share and the contributions he will make as we continue to execute Aéropostale’s turnaround.”

About Aéropostale, Inc.
Aéropostale, Inc. is a specialty retailer of casual apparel and accessories, principally targeting 14 to 17 year-old young women and men through its Aéropostale stores and website and 4 to 12 year-olds through its P.S. from Aéropostale stores and website. The Company provides customers with a focused selection of high quality fashion and fashion basic merchandise at compelling values in an exciting and customer friendly store environment. Aéropostale maintains control over its proprietary brands by designing, sourcing, marketing and selling all of its own merchandise, other than in licensed stores. Aéropostale products can be purchased in Aéropostale stores and online at www.aeropostale.com. P.S. from Aéropostale products can be purchased in P.S. from Aéropostale stores, in certain Aéropostale stores and online at www.ps4u.com and www.aeropostale.com. The Company currently operates 759 Aéropostale® stores in 50 states and Puerto Rico, 41 Aéropostale stores in Canada and 26 P.S. from Aeropostale® stores in 12 states. In addition, pursuant to various licensing agreements, the Company's licensees currently operate 287 Aéropostale® and P.S. from Aéropostale® locations in the Middle East, Asia, Europe, and Latin America. Since November 2012, Aéropostale, Inc. has operated GoJane.com, an online women's fashion footwear and apparel retailer. GoJane products can be purchased online at www.gojane.com.

SPECIAL NOTE: THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" CONCERNING EXPECTATIONS FOR SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES, STRATEGIC DIRECTION AND EARNINGS. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; SEASONALITY; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS TURNAROUND STRATEGIES, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY'S FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS

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